Exhibit 8.2

March 22, 2021

Huize Holding Limited

5/F, Building 3-4

Yuehai Industrial Village, Yuehai Road, Nanhai Avenue

Nanshan District, Shenzhen, 518052

The People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws, as defined below. For the purpose of this opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

We act as the PRC counsel to Huize Holding Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”), each representing 20 Class A common shares, par value US$ 0.00001 per share, of the Company, as set forth in the Company’s registration statement on Form F-3 filed on March 22, 2021, including all amendments or supplements thereto (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and (ii) the Company’s proposed supplemental listing of the ADSs on the Nasdaq Global Market.

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and the PRC Group Entities, as defined below, and such other documents, corporate records, certificates issued by Governmental Agencies as defined below and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this Opinion (collectively, the “Documents”).

In our examination and for purpose of rendering this Opinion, we have assumed without further inquiry, (a) the genuineness of all the signatures, seals and chops, the authenticity of the Documents submitted to us as originals and the conformity with authentic original documents submitted to us as copies and the authenticity of such originals; (b) the truthfulness, accuracy and completeness of the Documents, as well as the factual statements contained in the Documents; (c) that the Documents provided to us remain in full force and effect up to the date of this Opinion and that none of the Documents has been revoked, amended, varied or supplemented except as otherwise indicated in such Documents; (d) that information provided to us by the Company and the PRC Group Entities, as defined below, in response to our enquiries for the purpose of this Opinion is true, accurate, complete and not misleading, and that the Company and the PRC Group Entities have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part; (e) that all Governmental Authorizations, as defined below, and other official statement or documentation are obtained by lawful means in due course; (f) that each of the parties other than the PRC Group Entities is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (as the case may be); (g) that all parties other than the PRC Group Entities have the requisite power and authority to enter into, execute, deliver and perform all the Documents to which they are parties and have duly executed, delivered, performed, and will duly perform their obligations under all the Documents to which they are parties; and (h) that all documents submitted to us are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws.

For the purpose of rendering this Opinion, where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and representatives of the Company and the PRC Group Entities with proper authority and upon representations, made in or pursuant to the Documents.

The following terms as used in this Opinion are defined as follows:

“CSRC” means the China Securities Regulatory Commission;

“Governmental Agencies” means any national, provincial or local court, governmental agency or body, stock exchange authorities or any other regulator in the PRC;

“Governmental Authorizations” means licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with, Governmental Agencies pursuant to any applicable PRC Laws;

“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated jointly by the Ministry of Commerce of the PRC, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006 and were amended on June 22, 2009 by the Ministry of Commerce of the PRC;

“PRC Group Entities” means Shenzhen Huiye Tianze Investment Holdings Co., Ltd., Huize Insurance Brokerage Co., Ltd., Shenzhen Huize Shidai Co., Ltd., Hefei Huize Internet Technology Co., Ltd., Shenzhen Zhixuan Wealth Investment Management Co., Ltd., Huize (Chengdu) Internet Technology Co., Ltd., collectively;

“PRC Laws” means any and all officially published laws, regulations, statutes, rules, orders, decrees, guidelines, notices, circulars and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof;

“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement;

“VIE Agreements” means the agreements set out in Schedule I

Based on the foregoing and subject to the assumptions, limitations, exceptions and qualifications provided herein, and disclosures contained in the Registration Statement, we are of the opinion that, as of the date hereof, as far as the PRC Laws are concerned:

1.	The ownership structure of the PRC Group Entities as set forth in the Prospectus does not, and immediately after giving effect to the Offering, will not, result in any violation of the PRC Laws.

2.

Each of the VIE Agreements is, and taken as a whole are, valid and binding and enforceable against the parties thereto in accordance with its terms under PRC Laws, and do not result in any violation of PRC Laws.

3.	The statements set forth in the Registration Statement under the heading “Taxation—People’s Republic of China Taxation”, subject to the qualifications therein, constitute our opinion on such matters.

The Opinion is subject to the following qualifications:

(a)	The Opinion is rendered only with respect to the PRC Laws and we express no opinion as to the laws and regulations of any other jurisdiction.

(b)

The Opinion relates only to the PRC Laws in effect on the date hereof and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

(c)

The Opinion is subject to the discretion of any competent Governmental Authorities in exercising their authority in the PRC in connection with the interpretation, implementation and application of relevant PRC Laws.

(d)	We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents.

(e)

The Opinion is intended to be used in the context which is specifically referred to herein, and each paragraph should be looked at as a whole regarding the same subject matter and no part should be extracted for interpretation separately from the Opinion.

(f)

The Opinion is, in so far as it relates to the validity, effectiveness and enforceability, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally; (ii) possible judicial or administrative actions or any laws affecting creditors’ rights generally; (iii) certain legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, state interest, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, unlawful, fraudulent, coercionary at the conclusions thereof; and (v) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process.

Schedule I

VIE Agreements

VIE	VIE Contracts	Signing Parties	Date
Shenzhen Huiye Tianze Investment Holdings Co., Ltd.	Exclusive Business Cooperation Agreement

1)  Zhixuan International Management Consulting (Shenzhen) Co., Ltd.;

2)  Shenzhen Huiye Tianze Investment Holdings Co., Ltd.;

3)  Shenzhen Huidecheng Investment Development Limited Partnership;

4)  Shenzhen Huideli Consulting Management Limited Partnership;

5)  Xiamen Siyuan Investment Management Co., Ltd.;

6)  Focus Technology Co., Ltd.;

7)  Beijing Kaolakunlue Internet Industrial Investment Fund LLP;

8)  Shenzhen Chuang Dong Fang Internet Financing Investment LLP;

9)  Shenzhen Chuang Dong Fang Changrun Investment LLP;

10)  Shenzhen Chuang Dong Fang Changchen Investment LLP;

11)  Shenzhen Chuang Dong Fang Changle Investment LLP;

12)  Jiaxing Weirong Investment Management Limited Partnership;

June 6, 2019

VIE	VIE Contracts	Signing Parties	Date
13) Shenzhen Dachen Chuangkun Investment Limited Partnership; 14) Xinyu Dong Guang Yuan Investment Management Center LLP.
Exclusive Option and Equity Custody Agreement

1)  Zhixuan International Management Consulting (Shenzhen) Co., Ltd.;

2)  Shenzhen Huiye Tianze Investment Holdings Co., Ltd.;

3)  Shenzhen Huidecheng Investment Development Limited Partnership;

4)  Shenzhen Huideli Consulting Management Limited Partnership;

5)  Xiamen Siyuan Investment Management Co., Ltd.;

6)  Focus Technology Co., Ltd.;

7)  Beijing Kaolakunlue Internet Industrial Investment Fund LLP;

8)  Shenzhen Chuang Dong Fang Internet Financing Investment LLP;

9)  Shenzhen Chuang Dong Fang Changrun Investment LLP;

10)  Shenzhen Chuang Dong Fang Changchen Investment LLP;

11)  Shenzhen Chuang Dong Fang Changle Investment LLP;

June 6, 2019

VIE	VIE Contracts	Signing Parties	Date
12) Jiaxing Weirong Investment Management Limited Partnership; 13) Shenzhen Dachen Chuangkun Investment Limited Partnership; 14) Xinyu Dong Guang Yuan Investment Management Center LLP.
Equity Pledge Agreement

1)  Zhixuan International Management Consulting (Shenzhen) Co., Ltd.;

2)  Shenzhen Huiye Tianze Investment Holdings Co., Ltd.;

3)  Shenzhen Huidecheng Investment Development Limited Partnership;

4)  Shenzhen Huideli Consulting Management Limited Partnership;

5)  Xiamen Siyuan Investment Management Co., Ltd.;

6)  Focus Technology Co., Ltd.;

7)  Beijing Kaolakunlue Internet Industrial Investment Fund LLP;

8)  Shenzhen Chuang Dong Fang Internet Financing Investment LLP;

9)  Shenzhen Chuang Dong Fang Changrun Investment LLP;

10)  Shenzhen Chuang Dong Fang Changchen Investment LLP;

11)  Shenzhen Chuang Dong Fang Changle Investment LLP;

June 6, 2019

VIE	VIE Contracts	Signing Parties	Date
12) Jiaxing Weirong Investment Management Limited Partnership; 13) Shenzhen Dachen Chuangkun Investment Limited Partnership; 14) Xinyu Dong Guang Yuan Investment Management Center LLP.
	Power of Attorney	1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Shenzhen Huidecheng Investment Development Limited Partnership.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Shenzhen Huideli Consulting Management Limited Partnership.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Xiamen Siyuan Investment Management Co., Ltd.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Focus Technology Co., Ltd.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Beijing Kaolakunlue Internet Industrial Investment Fund LLP.	June 6, 2019

VIE	VIE Contracts	Signing Parties	Date
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Shenzhen Chuang Dong Fang Internet Financing Investment LLP.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Shenzhen Chuang Dong Fang Changrun Investment LLP.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Shenzhen Chuang Dong Fang Changchen Investment LLP.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Shenzhen Chuang Dong Fang Changle Investment LLP.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Jiaxing Weirong Investment Management Limited Partnership.	June 6, 2019
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Shenzhen Dachen Chuangkun Investment Limited Partnership.	June 6, 2019

VIE	VIE Contracts	Signing Parties	Date
		1) Zhixuan International Management Consulting (Shenzhen) Co., Ltd.; 2) Xinyu Dong Guang Yuan Investment Management Center LLP.	June 6, 2019

The Opinion is rendered to you for the purpose hereof only, and save as provided herein, the Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable laws or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of the Opinion in, and the filing hereof as an exhibit to the Registration Statement and further consent to the reference of our name under the sections of Registration Statement entitled “Enforceability of Civil Liabilities”, “Taxation—People’s Republic of China Taxation” and “Legal Matters” included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of the person whose consent is required under Section 7 of U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices